As filed with the Securities and Exchange Commission on September 5, 2018

Registration No. 333-195190

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________________

WALKER INNOVATION INC.

(Exact name of registrant as specified in its charter)

__________________________

Delaware	6794	30-0342273
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 461-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________________

Jonathan A. Siegel

Chief Executive Officer

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 263-9362

 (Name, address, including zip code, and telephone number, including area code of agent for service)

__________________________

Copies to:

Mitchell S. Nussbaum, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.

This Registration Statement is a Post-Effective Amendment No. 4 to Registration Statement No. 333-195190 and shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Walker Innovation Inc. (the “Registrant”), is filing this post-effective amendment to the Registration Statement on Form S-1 (File No. 333-195190) (the “Registration Statement”), originally declared effective by the Commission on February 13, 2014, to deregister any remaining unsold shares of the Registrant’s common stock, $0.001 par value per share, and to terminate the Registration Statement.

As a result of the approval by the stockholders of the Registrant of the Plan of Complete Liquidation and Dissolution of the Registrant at a Special Meeting held for such purpose on September 5, 2018, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration all securities of the Registrant registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act and Rule 478 promulgated thereunder, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Stamford, Connecticut on September 5, 2018.

WALKER INNOVATION INC.

Date: September 5, 2018	By:	/s/ Jonathan A. Siegel
Jonathan A. Siegel
Chief Executive Officer
(Principal Executive Officer)